NICHE PHARMACEUTICALS, INC.

                     1996 Senior Executive Stock Option Plan
                     ---------------------------------------

                  1.  Purpose of the Plan.  The Niche Pharmaceuticals, Inc.
1996 Senior Executive Stock Option Plan (the "Plan") is intended to advance the interests of Niche Pharmaceuticals, Inc. (the "Company") by providing an incentive and reward for certain senior executives (the "Senior Executives") who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of the Senior Executives with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such Senior Executives. This is accomplished by providing for the granting of "Options" to the Senior Executives.

                  2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a committee (the "Committee") chosen by the Board of Directors. Except as herein specifically provided, the interpretation and construction by the Board of Directors or the Committee of any provision of the Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Plan.



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                  3.     Shares Subject to the Plan.  The stock subject to
Options granted under the Plan shall be shares of the Company's common stock, par value $.01 per share (the "Common Stock"), whether authorized but unissued or held in the Company's treasury, or shares purchased from stockholders expressly for use under the Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate four hundred five thousand (405,000) shares, subject to adjustment in accordance with the provisions of Section 11 hereof. The Company shall, at all times while the Plan is in force, reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan.

                  4.     Participation; Number of Options.

                         (a) The Senior Executives that shall be eligible to
receive Options under the Plan shall be Stephen F. Brandon
("Brandon"), Thomas F. Reed ("Reed"), Jean Sperry ("Sperry") and
Allan Avery ("Avery").

                         (b) The Board of Directors may grant to the following
Senior Executives Options covering the number of shares set forth next to their respective names below:

                  Name               Number of Shares Underlying Options
                  ----               -----------------------------------

                  Brandon                        283,500
                  Reed                            72,900
                  Sperry                          24,300
                  Avery                           24,300

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                  5.     Options under the Plan.  The Options granted under
the Plan shall be subject to the following terms and conditions:

                         (a)  The option price of the shares subject to an
Option shall be Five Dollars ($5.00) per share, subject to adjustment in accordance with the provisions of Section 11 hereof.

                         (b) The Options shall vest to the extent of one-third
(1/3) of the number of shares covered thereby in each of 1999, 2000 and 2001, respectively, upon the date that the Company's audited financial statements for the fiscal years ended December 31, 1998, 1999 and 2000, respectively, are issued, provided that the Company's cumulative pre-tax income from operations from January 1, 1997 through December 31, 1997, 1998 or 1999, as the case may be, as reflected in the Company's audited financial statements through the end of the particular fiscal year, exceeds $300,000, $3,000,000 or $7,500,000, respectively, without giving effect to any deferred financing costs resulting from the issuance by the Company to Dominant Construction Corp. of 100,000 shares of Common Stock, in the Company's bridge financing transaction which closed on December 9, 1996 (the "Cumulative Goals"), provided, however, that, in the event a Cumulative Goal through the end of a particular year is not met, the installment of Options which would have vested for that particular year had the Cumulative Goal been met will nevertheless

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vest in a future  year if the  Cumulative  Goal which  relates to the vesting of
Options through the end of that future year is met. As an example of the foregoing, in the event the Company's pre-tax income from operations (as determined above) for the first fiscal year ended December 31, 1997 equals $200,000, the initial one-third installment of the Option will not then vest; however, in the event the cumulative pre-tax income from operations for the fiscal year ended December 31, 1997 and 1998 equal $3,100,000, then at such time, the Option will vest to the extent of two-thirds of the shares covered thereby.

                         (c) The Options granted under the Plan shall expire
on December 31, 2006 at 5:00 p.m. Roanoke, Texas time (subject to earlier termination as expressly provided in Section 9 hereof).

                  6. Stock Option Agreement. Each Option granted under the Plan shall be authorized by the Board of Directors or the Committee, and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and by the Senior Executive to whom such Option is granted.

                  7. Rights of Option Holders. The holder of any Option granted under the Plan shall have none of the rights of a stockholder with respect to the stock covered by his Option until such stock shall be transferred to him upon the exercise of his Option.

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                  8. Transferability.  No Option granted under the Plan shall be transferable by the Senior Executive to whom it was granted otherwise than by Will or the laws of descent and distribution, and, during the lifetime of such Senior Executive, shall not be exercisable by any other person, but only by him.

                  9.     Termination of Employment or Death.

                         (a)  Subject to the terms of the Stock Option
Agreement, if the employment or services of a Senior Executive shall be terminated for cause or voluntarily by the Senior Executive, then his Option shall expire forthwith. Subject to the terms of the Stock Option Agreement, and except as provided in subsections (b) and (c) of this Section 9, if such employment or services shall terminate for any other reason, then such Option may be exercised at any time within three (3) months after such termination, subject to the provisions of subsection (d) of this Section 9. For purposes of the Plan, the retirement of a Senior Executive either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such Senior Executive's employment other than voluntarily or for cause. For purposes of this subsection (a), a Senior Executive who leaves the employ or services of the Company to become an employee or non-employee Director of, or a consultant or advisor to, a

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subsidiary  corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, etc., shall not be considered to have terminated his employment.

                         (b)  If the Senior Executive holding an Option under
the Plan dies (i) while employed by, or while serving as a non-employee Director for or a consultant or advisor to, the Company or a subsidiary corporation of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the Senior Executive or for cause, then such Option may, subject to the provisions of subsection (d) of this
Section 9, be exercised by the estate of the Senior Executive, or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such Senior Executive at any time within one (1) year after such death.

                         (c)  Subject to the terms of the Stock Option
Agreement, if the Senior Executive holding an Option under the Plan ceases employment or services because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by, or while serving as a non-employee Director for or consultant or advisor to, the Company or a subsidiary corporation of the Company, then such Option may, subject to the

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provisions of subsection  (d) of this Section 9, be exercised at any time within one (1) year after his termination of employment, termination of Directorship or termination of consulting or advisory services, as the case may be, due to the disability.

                         (d)  An Option may not be exercised pursuant to this
Section 9 except to the extent that the Senior Executive was entitled to exercise the Option at the time of termination of employment, termination of Directorship, termination of consulting or advisory services, or death, and in any event may not be exercised after the expiration of the Option.

                         (e)  For purposes of this Section 9, the employment
relationship of the Senior Executive will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety
(90) days, or, if longer, so long as his right to reemployment is guaranteed either by statute or by contract.

                  10.    Exercise of Options.

                         (a) Upon vesting, any Option granted under the Plan
shall be exercisable as provided herein, in whole at any time, or in part from time to time, prior to expiration. The Board of Directors or the Committee, in its absolute discretion, may provide in any Stock Option Agreement that the


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exercise of any Options granted  under the Plan shall be subject (i) to such condition or conditions as it may impose, and (ii) to such limitations as it may impose.

                         (b)  An Option granted under the Plan shall be
exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied, or followed within ten (10) days of delivery thereof, by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of (i) his check payable to the order of the Company, or (ii) previously acquired Common Stock, the fair market value of which shall be determined as of the date of exercise, or by the holder's delivery of any combination of the foregoing (i) and (ii). In addition, the holder shall, upon notification of the amount due and prior to or concurrently with delivery to the holder of a certificate representing such shares, pay promptly any amount necessary to satisfy applicable Federal, state or local tax withholding requirements (the "Withholding Tax"). Alternatively, the Holder and the Company can agree prior to the delivery to the Holder of a certificate representing such shares, that the Company can withhold such number of shares issuable upon the exercise of the Option having a fair market value as determined as of the date of exercise equal to the amount necessary to satisfy the Withholding Tax.

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                  11.    Adjustment Upon Change in Capitalization.

                         (a)  In the event that the outstanding Common Stock
is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, reverse split, stock dividend or the like, an appropriate adjustment shall be made by the Board of Directors or the Committee in the aggregate number of shares available under the Plan, and in the number of shares and option price per share subject to outstanding Options. If the Company shall be reorganized, consolidated, or merged with another corporation, the holder of an Option shall be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his Option.

                         (b)  Any adjustment in the number of shares shall
apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

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                  12.    Further Conditions of Exercise.

                         (a)  Unless prior to the exercise of the Option the
issuance of the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the person or estate exercising the Option to the Company to the effect that such shares are being acquired for investment purposes and not with a view to the distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

                         (b)  The Company shall not be obligated to deliver
any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

                  13. Effectiveness of the Plan. The Plan was adopted by the Board of Directors on December 11, 1996.


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                  14.    Termination, Modification and Amendment.

                         (a)  The Plan (but not Options previously granted
under the Plan) shall terminate on December 10, 2006, which is within ten (10) years from the date of its adoption by the Board of Directors, or sooner as hereinafter provided, and no Option shall be granted after termination of the Plan.

                         (b)  The Board of Directors may at any time, on or
before the termination date referred to in Section 14(a) hereof, terminate the Plan, or from time to time make such modifications or amendments to the Plan as it may deem advisable.

                         (c)  No termination, modification, or amendment of
the Plan may, without the consent of the Senior Executive to whom any Option shall have been granted, adversely affect the rights conferred by such Option.

                  15. Not a Contract of Employment. Nothing contained in the Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any Senior Executive to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company or any entitlement to any remuneration or other benefit pursuant to any consulting or advisory arrangement.

                  16. Use of Proceeds. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.



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                  17.    Indemnification of Board of Directors or Committee.
In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on his or their own behalf.

                  18. Definitions. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in Sections 424(e) and 424(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

                  19. Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Delaware.

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